Exhibit 12.1


Computation of Ratios

                            30-Sep-01     30-Sep-00       2000          1999          1998          1997           1996
                           ------------  ------------   ------------  ------------  ------------  ------------   -----------
Interest on long-term debt  20,116,937    18,856,861      24,987,033    24,137,593    25,159,660    24,942,281    25,029,257
Interest on short-term debt  1,105,954     1,083,306       1,909,682       998,034       130,146       771,844       935,883
Assignable Margins           2,978,190     6,682,329       9,679,778     9,667,434     8,730,404     7,554,397     9,831,371
                           ------------  ------------   ------------  ------------  ------------  ------------   -----------
      Earnings              24,201,081    26,622,496      36,576,493    34,803,061    34,020,210    33,268,522    35,796,511



Interest on long-term debt  20,116,937    18,856,861     24,987,033     24,137,593    25,159,660    24,942,281     25,029,257
Interest on short-term debt  1,105,954     1,083,306      1,909,682        998,034       130,146       771,844        935,883
                          ------------  ------------   ------------   ------------  ------------  ------------   ------------
      Fixed Charges         21,222,891    19,940,167     26,896,715     25,135,627    25,289,806    25,714,125     25,965,140

                            1.140         1.335          1.360          1.385         1.345         1.294          1.379